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Exhibit 12

GTE California Incorporated and Subsidiary

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)

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                                                                Three Months
                                                                   Ended
                                                                 March 31,
                                                                    1996
                                                                ------------
Net earnings available for fixed charges:
  Income from continuing operations                               $ 77,230
  Add - Income taxes                                                49,396
      - Fixed charges                                               26,388
                                                                  --------
Adjusted earnings                                                 $153,014
                                                                  ========

Fixed charges:
  Interest expense                                                $ 24,592
  Portion of rent expense
     representing interest                                           1,796
                                                                  --------
Adjusted fixed charges                                            $ 26,388
                                                                  ========

RATIO OF EARNINGS TO FIXED CHARGES                                    5.80
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